UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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Automatic Data Processing, Inc.

(Name of Registrant as Specified In Its Charter)

William A. Ackman

Veronica M. Hagen

V. Paul Unruh

Pershing Square Capital Management, L.P.

PS Management GP, LLC

Pershing Square, L.P.

Pershing Square II, L.P.

Pershing Square International, Ltd.

Pershing Square Holdings, Ltd.

Pershing Square VI Master, L.P.

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Pershing Square Capital Management, L.P. and certain affiliates (“Pershing Square”) posted the following material to their Facebook page relating to Automatic Data Processing, Inc. (the “Company”):

ADP Ascending Published by global strategy group [?] . 3 hrs Bill ackman joined jim cramer on mad money to talk about unlocking adps potential. Make sure to tune in on 10/10 to the shareholder webcast and learn about why you should #voteGold Bill ackman on cnbc with jim cramer, october 4, 2017 boost post youtube.com 6 people reached like comment share

Pershing Square and certain affiliates posted the following material to their Twitter page relating to the Company:

ADP Ascending @ADPascending 3h Watch @BillAckman on @jimcramer’s @MadMoneyOnCNBC discussing $ADP’s potential #VoteGOLD youtube.com/watch?v=bPJJ-1...

Pershing Square placed the following advertisement on Facebook:

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Pershing Square placed the following advertisements on Yahoo:

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